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                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549




                                  FORM 8-K




                               CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of
                     the Securities Exchange Act of 1934




      Date of Report (Date of Earliest Event reported) - August 5, 1997




                           TEXAS UTILITIES COMPANY

                    FORMERLY KNOWN AS TUC HOLDING COMPANY

           (Exact name of registrant as specified in its charter)



        TEXAS                           1-12833                  75-2669310
(State or other jurisdiction          (Commission             (I.R.S. Employer
    of incorporation)                 File Number)           Identification No.)


            1601 BRYAN STREET, ENERGY PLAZA, DALLAS, TEXAS  75201
                   (Address of principal executive offices)


     Registrant's telephone number, including area code - (214) 812-4600
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ITEM 5.      OTHER EVENTS

      On August 5, 1997, pursuant to the previously reported Amended and Restated Agreement and Plan of Merger dated as of April 13, 1996 (the "Plan of Merger") among Texas Utilities Company, a Texas corporation ("Texas Utilities"), ENSERCH Corporation, a Texas corporation ("ENSERCH") and TUC Holding Company, a Texas corporation ("TUCHC"), TUC Merger Corp. and ENSERCH Merger Corp., wholly owned subsidiaries of TUCHC, were merged into Texas Utilities and ENSERCH, respectively ("the Mergers"), and Texas Utilities and ENSERCH became wholly owned subsidiaries of TUCHC. In connection with the Mergers, the name of TUCHC was changed to Texas Utilities Company.

      Under the terms of the Plan of Merger, each share of ENSERCH Common Stock outstanding at the effective time of the Mergers became exchangeable for 0.225 share of TUCHC common stock and each share of Texas Utilities common stock outstanding at the effective time of the Mergers was automatically converted into one share of TUCHC common stock. At the effective time of the Mergers, ENSERCH had 70,494,540 shares of common stock outstanding and Texas Utilities had 224,649,557 shares of common stock outstanding. Fractional shares will not be issued, except to participants in the ENSERCH Dividend Reinvestment Plan.
In lieu thereof, holders of fractional shares of TUCHC Common Stock will receive cash.
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                                  SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.





                                           TEXAS UTILITIES COMPANY


                                           By: /s/ Robert S. Shapard
                                              ---------------------------------
                                                   Robert S. Shapard
                                              Treasurer and Assistant Secretary





Date:    August 5, 1997